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                                  EXHIBIT 24.1

POWER OF ATTORNEY

         We, the undersigned officers and directors of Parlex Corporation, hereby severally constitute and appoint Robert A. Rieth and Peter J. Murphy, and each of them singly, our true and lawful attorneys, with full power indicated below, to sign for us the Report on Form 10-K of Parlex Corporation for the fiscal year ended June 30, 2000 and any required amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Report and any and all such amendments.

         Witness our hands on the dates set forth below:

Dated: September 28, 2000

* /s/ Herbert W. Pollack              Director
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      Herbert W. Pollack

* /s/ Sheldon A. Buckler              Director
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      Sheldon A. Buckler

* /s/ Richard W. Hale                 Director
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      Richard W. Hale

* /s/ M. Joel Kosheff                 Director
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      M. Joel Kosheff

* /s/ Peter J. Murphy                 Director
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      Peter J. Murphy

* /s/ Lester Pollack                  Director
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      Lester Pollack

* /s/ Benjamin Rabinovici             Director
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      Benjamin Rabinovici